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                                                                   EXHIBIT 10.58

                         TWELFTH SUPPLEMENTAL INDENTURE

         This TWELFTH SUPPLEMENTAL INDENTURE, dated as of January 27, 2004 (this "TWELFTH SUPPLEMENTAL INDENTURE"), among Allied Waste North America, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "COMPANY"), having its principal office at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, Allied Waste Industries Inc., a corporation duly organized and existing under the laws of the State of Delaware ("ALLIED" or the "PARENT GUARANTOR"), each of the other GUARANTORS signatory hereto (collectively with the Parent Guarantor, the "GUARANTORS") and U.S. BANK National Association, a national banking association, as Trustee (the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, the Company, the Guarantors and the Trustee executed and delivered an Indenture, dated as of December 23, 1998 (the "INDENTURE"), to provide for the issuance by the Company from time to time of debt securities evidencing its indebtedness;

         WHEREAS, pursuant to Board Resolutions (the "RESOLUTIONS"), the Company has authorized the issuance of $400.0 million of its 5-3/4% Series A Senior Notes Due 2011 (the "SERIES A NOTES") and $400.0 million of its 5-3/4% Series B Senior Notes Due 2011 (the "SERIES B NOTES," and, together with the Series A Notes, the "NOTES");

         WHEREAS, the Notes will be guaranteed (the "SENIOR GUARANTEES") by Allied and each of the other Guarantors;

         WHEREAS, the Company, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement, dated as of the date hereof (as such agreement may be amended, modified or supplemented from time to time, the "REGISTRATION RIGHTS AGREEMENT") which contemplates (i) the registration with the Securities and Exchange Commission (the "SEC") of the issuance of the Series B Notes and (ii) the consummation of an Exchange Offer (defined below) whereby the Series A Notes may be exchanged for Series B Notes;

         WHEREAS, the Notes shall be secured by a first priority lien on: (1) all the Capital Stock of BFI's domestic Restricted Subsidiaries (the "DOMESTIC PLEDGED STOCK"); (2) 65% of the Capital Stock of BFI's foreign Restricted Subsidiaries (the "FOREIGN PLEDGED STOCK"); (3) all tangible and intangible assets (other than real property) currently owned by BFI, substantially all of its domestic Restricted Subsidiaries; and (4) certain tangible and intangible assets of certain of our other wholly-owned subsidiaries (collectively, the "ASSETS"). The Domestic Pledged Stock, the Foreign Pledged Stock and the Assets are referred collectively as the "COLLATERAL;"

         WHEREAS, BFI and its Subsidiaries that own the Collateral entered into a Shared Collateral Pledge Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among the Company, BFI and certain of its Subsidiaries and JPMorgan Chase Bank, as collateral trustee thereunder (the "COLLATERAL TRUSTEE") (as amended, the "PLEDGE AGREEMENT"), a Shared Collateral Security Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among the Company, BFI and certain of its Subsidiaries and the Collateral Trustee (as amended, the "SECURITY AGREEMENT"), and a Collateral Trust Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among the Company, BFI and certain of its Subsidiaries and the Collateral Trustee (as amended, the "COLLATERAL TRUST AGREEMENT" and, together with the Pledge Agreement and the Security Agreement, the "SECURITY AGREEMENTS"). Upon issuance of the Notes, the Security Agreements will provide for the grant

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by BFI and its Subsidiaries that own the Collateral to the Collateral Trustee for the ratable benefit of the Holders of the Notes of a pledge of, or a security interest in, as the case may be, the Collateral; and

         WHEREAS, the Company desires to establish the terms of the Notes in accordance with Section 3.1 of the Indenture and to establish the form of the Notes in accordance with Section 2.1 of the Indenture.

                                   ARTICLE I.
                                     TERMS

         Section 1.01 TERMS OF THE NOTES.

         The following terms relating to the Notes are hereby established:

         (1) The Series A Notes shall constitute a series of Securities having the title "5-3/4% Series A Senior Notes Due 2011." The Series B Notes shall constitute a series of Securities having the title "5-3/4% Series B Senior Notes Due 2011." The Notes shall form their own series for voting purposes and shall not be part of the same class or series as any other senior notes issued by the Company.

         (2) The aggregate principal amount of the Notes that may be authenticated and delivered under this Twelfth Supplemental Indenture shall be unlimited; provided, however, that the Company complies with the provisions of this Twelfth Supplemental Indenture, including subsection 12(d) of this Section 1.01.

         (3) Maturity. The entire outstanding principal of the Notes shall be payable on February 15, 2011 (the "STATED MATURITY DATE").

         (4) Interest and Payments. The rate at which the Notes shall bear interest shall be 5-3/4%. With respect to the Series A Notes, interest shall accrue from the date hereof. With respect to the Series B Notes, the date from which interest shall accrue shall be the date on which interest was most recently paid on the Series A Notes, or if there has been no Interest Payment Date relating to the Series A Notes prior to the issuance of the Series B Notes, interest shall accrue from the date hereof. The Interest Payment Dates for the Notes on which interest will be payable shall be February 15 and August 15 of each year, beginning August 15, 2004; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be February 1 with respect to the February 15 Interest Payment Date and August 1 with respect to the August 15 Interest Payment Date. Interest on overdue principal and premium, if any, shall be at a rate of 2% per annum in excess of the rate then in effect; interest on overdue installments of interest and Special Interest, if any, from time to time, shall be at the same rate, to the extent lawful; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

         The place where the principal of (and premium, if any) and interest (including Special Interest, if any) on the Notes shall be payable and the Notes may be surrendered for the registration of transfer or exchange shall be the Corporate Trust Office of the Trustee which, as of this writing, is located at 100 Wall Street, 20th Floor New York, New York 10005, Attention: Corporate Trust Administration. The place where notices or demands to or upon the Company in respect of the Notes and this Twelfth Supplemental Indenture may be served shall be the Corporate Trust Office of the Trustee. In addition, payment of interest (including Special Interest, if any) on any Note may, at the option of the Company, be made by check mailed to the address of the Person in whose name the
Note is registered at the close of business on the Regular Payment Date; provided, however, that all payments of principal, and premium (including Special Interest, if any), if any, and interest on the Notes to Holders of which have given wire

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instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date shall be made by wire transfer to an account maintained by such Holder entitled thereto as specified by such Holder in the instructions.

         (5) Optional Redemption. The Notes shall not be subject to any redemption at the option of the Company except as set forth in this paragraph
(5).

                  (a) The Notes will be subject to redemption, from time to time and at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest, if any) to but excluding the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

                  (b) At any time, or from time to time, prior to February 15, 2007, up to 33-1/3% in aggregate principal amount of the Notes originally issued under this Twelfth Supplemental Indenture shall be redeemable, at the option of the Company, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a Redemption Price equal to 105.750% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

         (6) Except as set forth under subsections 12(a) and (b) of this Section
1.01 of this Twelfth Supplemental Indenture, the Notes shall not have the benefit of any mandatory redemption or sinking fund of the Company.

         (7) The Notes shall be issuable in denominations of $1,000.

         (8) Payments of the principal of (and premium, if any) and interest (including Special Interest, if any) with respect to the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

         (9) The Trustee shall also be the Security Registrar and Paying Agent.

         (10) The entire outstanding principal amount of and any accrued interest, if any, on the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Article 5 of the Indenture.

         (11) The Notes shall be payable on the Stated Maturity Date in an amount equal to the principal amount thereof, Special Interest, if any, plus any accrued and unpaid interest accrued to the Stated Maturity Date.

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         (12)       There shall be the following additions to the covenants set forth in the Indenture with respect to the Notes, which shall be effective only for so long as any of the Notes are Outstanding:

                  (a)      Asset Dispositions.

                  The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Asset Disposition unless: (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $10 million and not involving the sale of equipment or other assets specifically contemplated by the Company's capital expenditure budget previously approved by the Board of Directors; (ii) at least 75% (or any lesser amount as provided below) of the consideration received by the Company (or such Restricted Subsidiary) consists of (A) cash or readily marketable cash equivalents, (B) the assumption of Debt or other liabilities reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles (excluding Debt or any other liabilities subordinate in right of payment to the Notes) and release from all liability on such Debt or other liabilities assumed, (C) assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Disposition becomes a Restricted Subsidiary and will be principally engaged in, the business of the Company or any of its Restricted Subsidiaries as such business is conducted immediately prior to such Asset Disposition, (D) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of cash and Cash Equivalents received), (E) any Designated Noncash Consideration received pursuant to this clause (E) that is at the time outstanding, not to exceed 15% of Consolidated Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), or (F) any combination thereof; and (iii) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable cash equivalents received therein) are applied by the Company or a Restricted Subsidiary as follows: (A) first, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Proceeds, to repayment of Debt of the Company or its Restricted Subsidiaries then outstanding under the Credit Facility which would require such application or which would prohibit payments pursuant to clause (B); (B) second, to the extent Net Available Proceeds are not required to be applied as specified in clause (A), to purchases of outstanding Notes and other Debt of the Company that ranks pari passu in right of payment to the Notes (on a pro rata basis based upon the outstanding aggregate principal amount thereof) pursuant to an Offer to Purchase (to the extent such an offer is not prohibited by the terms of the Credit Facility then in effect) at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date); and (C) third, to the extent of any remaining Net Available Proceeds following completion of such Offer to Purchase, to any other use as determined by the Company which is not otherwise prohibited by this Twelfth Supplemental Indenture and provided further that the 75% limitation referred to in clause (ii) above shall not apply to any Asset Disposition if the consideration received therefrom, as determined in good faith by the Company's Board of

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         Directors, is equal to or greater than what the after-tax proceeds would have been had the Asset Disposition complied with the aforementioned 75% limitation.

                  Notwithstanding the foregoing, the Company shall not be required to comply with the provisions described in clause (iii) of the preceding paragraph: (i) if the Net Available Proceeds ("REINVESTED AMOUNTS") are invested or committed to be invested within one year from the later of the date of the related Asset Disposition or the receipt of such Net Available Proceeds in assets that will be used in the business of the Company or any of its Restricted Subsidiaries as such business is conducted prior to such Asset Disposition (determined by the Board of Directors in good faith) or (ii) to the extent the Company elects to redeem the Notes with the Net Available Proceeds pursuant to any of the provisions of subsection (5) of this Section 1.01.

                  Notwithstanding the foregoing, the Company shall not be required to comply with the requirements described in clause (ii) of the second preceding paragraph if the Asset Disposition is an Excepted Disposition.

                  Any Offer to Purchase pursuant to this subsection 12(a) shall be effected by the sending of the written terms and conditions thereof (the "OFFER DOCUMENT") by the Company, by first class mail, to Holders of the Notes within 30 days after the date which is one year after the later of the date of consummation of the Asset Disposition referred to in this subsection 12(a) or the receipt of the Net Available Proceeds from such Asset Disposition. The aggregate principal amount of the Notes to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds required to be made available therefor pursuant to clause (iii)(B) of this subsection 12(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount.

                  (b)      Change of Control.

                  Within 30 days following the date the Company becomes aware of the consummation of a transaction that results in a Change of Control (as defined below), the Company shall commence an Offer to Purchase all outstanding Notes, at a purchase price equal to 101% of their aggregate principal amount plus accrued interest, if any, to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase).

                  A "CHANGE OF CONTROL" shall be deemed to have occurred in the event that, after the date of this Twelfth Supplemental Indenture,

                  (i) so long as the Company is a Subsidiary of Allied: (a) any Person, or any Persons (other than a Permitted Allied Successor), acting together that would constitute a "Group" (a "GROUP") for purposes of Section 13(d) of the Exchange Act (an "ALLIED GROUP"), together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied, (b) any Person or Allied Group, together with any Affiliates or Related Persons thereof, succeeds in having a sufficient number of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of Allied

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         such that such nominees, when added to any existing director remaining on the Board of Directors of Allied after such election who is an Affiliate or Related Person of such Person or Allied Group, shall constitute a majority of the Board of Directors of Allied, or (c) there occurs any transaction or series of related transactions other than a merger, consolidation or other transaction with a Related Business in which the shareholders of Allied immediately prior to such transaction (or series) receive (I) solely Voting Stock of Allied (or its successor or parent, as the case may be), (II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Twelfth Supplemental Indenture after giving pro forma effect to such transaction, or (III) a combination thereof, and the beneficial owners of the Voting Stock of Allied immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied (or in the case of a transaction (or series) in which another entity becomes a successor to, or parent of, Allied, of the successor or parent entity), and

                  (ii) if the Company is not a Subsidiary of Allied: (a) any Person, or any Persons (other than a Permitted Allied Successor), acting together that would constitute a Group for purposes of Section 13(d) of the Exchange Act (an "AWNA GROUP"), together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan) beneficially own 50% or more of the total voting power of all classes of Voting Stock of the Company, (b) any Person or AWNA Group, together with any Affiliates or Related Persons thereof, succeeds in having a sufficient number of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or AWNA Group, shall constitute a majority of the Board of Directors of the Company, or (c) there occurs any transaction or series of related transactions other than a merger, consolidation or other transaction with a Related Business in which the shareholders of the Company immediately prior to such transaction (or series) receive (I) solely Voting Stock of the Company (or its successor or parent, as the case may be), (II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Twelfth Supplemental Indenture after giving pro forma effect to such transaction, or (III) a combination thereof, and the beneficial owners of the Voting Stock of the Company immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of the Company (or in the case of a transaction (or series) in which another entity becomes a successor to the Company, of the successor entity).

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes resulting from a Change of Control.

                  The Company and the Trustee shall perform their respective obligations specified in the Offer Document for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer to Purchase,
         (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section
         9.3 of the Indenture) money sufficient to pay the Purchase Price of all Notes or portions thereof so accepted and

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         (iii) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company if so acting) shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price for each $1,000 of Notes so accepted, and the Company shall promptly execute a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Holder, and the Guarantors shall promptly execute their Senior Guarantees to be endorsed thereon, and thereafter the Trustee shall promptly authenticate and mail or deliver to such Holders such new Note or Notes. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

                  (c) Changes in Covenants when Senior Notes rated Investment Grade.

                Following the first date upon which the Notes are rated the following: (i) Baa3 or better by Moody's Investors Service, Inc. ("MOODY'S") and BB+ or better by Standard & Poor's Ratings Group ("S&P"); or (ii) BBB- or better by S&P and Ba1 or better by Moody's (a "RATING EVENT") (or, in any case, if such person ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement agency) (the "RATING EVENT DATE") (and provided no Event of Default or event that with notice or the passage of time would constitute an Event of Default shall exist on the Rating Event Date), the covenants specifically listed under subsections 12(a), 12(d), 12(e), 12(f), 12(h) and 12(j) of this Section 1.01 of this Twelfth Supplemental Indenture shall no longer be applicable to the Notes. At no time after a Rating Event Date will the provisions and covenants contained in this Twelfth Supplemental Indenture at the time of the issuance of the Notes that cease to be applicable after the Rating Event Date be reinstated.

                  (d)      Limitation on Consolidated Debt.

                  The Company shall not incur any Debt and shall not permit Restricted Subsidiaries to Incur any Debt or issue Preferred Stock unless, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of the Company for the four full fiscal quarters next preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than 2.0 to 1.0.

                  Without regard to the foregoing limitations, the Company or any Restricted Subsidiary of the Company may Incur the following Debt:

                           (i) Debt under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the amount permitted to be borrowed thereunder;

                           (ii) Debt evidenced by the Notes and the Senior Guarantees;

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                           (iii)    Debt owed by the Company to any Restricted
                  Subsidiary or Debt owed by a Restricted Subsidiary to the Company or to a Restricted Subsidiary; provided, however, that in the event that either (x) the Company or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than the Company or another Restricted Subsidiary, or (y) such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary;

                           (iv) Debt outstanding on the date of this Twelfth Supplemental Indenture;

                           (v)      Debt Incurred in connection with an
                  acquisition, merger or consolidation transaction permitted under the provisions described under Section 7.1 of the Indenture (as superseded by subsection 13 of this Section 1.01 of this Twelfth Supplemental Indenture), which Debt: (x) was issued by a Person prior to the time such Person becomes a Restricted Subsidiary in such transaction (including by way of merger or consolidation with the Company or another Restricted Subsidiary) and was not issued in contemplation of such transaction, or (y) is issued by the Company or a Restricted Subsidiary to a seller in connection with such transaction, in an aggregate amount for all such Debt issued pursuant to the provisions of this Twelfth Supplemental Indenture described under this clause (v) and then outstanding does not exceed 7.5% of the Consolidated Total Assets of the Company at the time of such Incurrence;

                           (vi) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

                           (vii) Debt Incurred to renew, extend, refinance or refund any outstanding Debt permitted in the preceding paragraph or in clauses (i) through (v) above or Incurred pursuant to this clause (vii); provided, however, that such Debt does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded (plus the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs relating to the Debt so renewed, extended, refinanced or refunded) ("Permitted Refinancing Debt"); and

                           (viii) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant to the provisions of this clause (viii) and then outstanding, does not exceed 7.5% of the Consolidated Total Assets of the Company at the time of such Incurrence.

                  (e)      Limitation on Restricted Payments.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly: (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of the Company or any Restricted Subsidiary or to the Holders thereof in their capacity as such, excluding: (x) any dividends or distributions to the extent payable in shares of the Capital Stock of the Company (other than Redeemable Interests) or in options, warrants or other

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         rights to acquire the Capital Stock of the Company (other than
         Redeemable Interests), (y) dividends or distributions by a Restricted Subsidiary to the Company or another Wholly-Owned Restricted Subsidiary, and (z) the payment of pro rata dividends by a Restricted Subsidiary to Holders of both minority and majority interests in such Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value: (a) any Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company, or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company (excluding, in each case of (a) and (b), the purchase, redemption, acquisition or retirement by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by the Company or a Wholly-Owned Restricted Subsidiary);
         (iii) make any Investment that is not a Permitted Investment; or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company that is subordinate in right of payment to the Notes (each of the transactions described in clauses (i) through (iv) being a "RESTRICTED PAYMENT"), if:

                           (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing; or

                           (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under subsection 12(d) of this Section
                  1.01 of this Twelfth Supplemental Indenture; or

                           (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments permitted by clauses (ii), (iii), (iv),
                  (v) and (vii) of the next succeeding paragraph) from the date of this Twelfth Supplemental Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of: (a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the second fiscal quarter of fiscal year 2001 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; (b) 100% of the aggregate net cash proceeds from the issuance and sale to Allied of Capital Stock (other than Redeemable Interests) of the Company and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of the Company and the principal amount of Debt and Redeemable Interests of the Company that has been converted into Capital Stock (other than Redeemable Interests) of the Company after January 30, 2001, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; (c) 50% of any dividends received by the Company or a Wholly-Owned Restricted Subsidiary after January 30, 2001 from an Unrestricted Subsidiary of the Company; and (d) $300 million.

                  The foregoing covenant shall not be violated by reason of

                           (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;

                           (ii) any refinancing or refunding of Debt permitted if such refinancing or refunding is permitted pursuant to clause (vii) of the second paragraph under subsection 12(d) of this Section 1.01 of this Twelfth Supplemental Indenture;

                           (iii)    the purchase, redemption or other
                  acquisition or retirement for value of any Debt or Capital Stock of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of the Company) of Capital Stock (other than Redeemable Interests) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from clause (3)(b) in the foregoing paragraph of this subsection 12(e);

                           (iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any subordinated Debt or Capital Stock through the issuance of new subordinated Debt or Capital Stock of the Company.

                           (v) the repurchase of any subordinated Debt at a purchase price not greater than 101% of the principal amount of such subordinated Debt in the event of a Change of Control pursuant to a provision similar to the provision contained in subsection 12(b) of this Section 1.01 of this Twelfth Supplemental Indenture; provided that prior to such repurchase the Company has made the Change of Control Offer (the "CHANGE OF CONTROL OFFER") as provided in such covenant with respect to the Notes and repurchased all Notes validly tendered for repayment in connection with such Change of Control Offer;

                           (vi) the purchase or redemption of any Debt from Net Available Proceeds to the extent permitted under subsection 12(a) of this Section 1.01 of this Twelfth Supplemental Indenture;

                           (vii) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value the principal of the Subordinated Notes; and

                           (viii) payments pursuant to the Intercompany Agreements.

                  Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary at the end of the Company's most recently ended fiscal quarter for which internal financial statements are available prior to such designation shall be deemed to be a Restricted Payment at the time of such designation for purposes of calculating the aggregate amount of Restricted Payments (including the Restricted Payment resulting from such designation) permitted under this subsection 12(e) of Section 1.01 of this Twelfth Supplemental Indenture.

                  (f)      Limitations Concerning Distributions by Subsidiaries,
         Etc.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of such Restricted Subsidiary: (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or other ownership interests or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary, (ii) to make loans or advances to the Company or any other Restricted Subsidiary, or (iii) to sell, lease or transfer any of its property or assets to the Company or any Wholly-Owned Restricted Subsidiary, except, in any such case, any encumbrance or restriction existing pursuant to: (a) the Notes, the Indenture, the Senior Guarantees or any other agreement in effect on the date of this Twelfth Supplemental Indenture; (b) the Credit Facility, including any Guarantees of or Liens securing the Debt Incurred thereunder; (c) an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation of becoming a Subsidiary; (d) an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement; (e) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business; (f) restrictions contained in any security agreement (including a capital lease) securing Debt permitted to be Incurred under this Twelfth Supplemental Indenture that impose restrictions of the nature described in clause (iii) above on the property subject to the Lien of such security agreement; (g) an agreement effecting a renewal, extension, refinancing or refunding of Debt incurred pursuant to an agreement referred to in clause (a), (b) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors; or (h) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.

                  (g)      Limitation on Liens.

                  Allied shall not, and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure Debt of Allied, the Company or any of its Restricted Subsidiaries.

                  (h) Limitation on Transactions with Affiliates and Related Persons.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "AFFILIATE TRANSACTION"), unless: (a) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (b) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, either: (i) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, or (ii) an opinion as to the fairness to the Company or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (a) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business including ordinary course loans to employees not to exceed: (i) $5 million outstanding in the aggregate at any time, and (ii) $2 million to any one employee and consistent with the past practice of the Company or such Restricted Subsidiary; (b) loans by the Company and its Restricted Subsidiaries to employees of Allied or any of its Subsidiaries in connection with management incentive plans not to exceed $25 million at any time outstanding; provided that such limitation shall not apply to loans the proceeds of which are used to purchase common stock of: (i) the Company from the Company, or (ii) Allied from Allied if and to the extent that Allied utilizes the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of the Company; (c) transactions between or among the Company and/or its Restricted Subsidiaries; (d) payments of customary fees by the Company or any of its Restricted Subsidiaries to investment banking firms and financial advisors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith; (e) any agreement as in effect on the date of this Twelfth Supplemental Indenture or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby; and (f) Restricted Payments that are permitted by the provisions of subsection 12(e) of this Section 1.01 of this Twelfth Supplemental Indenture.

                  (i)      Provision of Financial Information.

                  Whether or not Allied is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) shall file with the Commission the annual reports, quarterly reports and other documents which the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) were so required, such documents to be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event: (a) within 15 days of each Required Filing

         Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) filed with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) were required to comply with such Sections, and (b) if filing such documents by the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

                  (j)      Unrestricted Subsidiaries.

                  The Company at any time may designate any Person that is a Subsidiary, or after the date of this Twelfth Supplemental Indenture becomes a Subsidiary, of the Company as an "UNRESTRICTED SUBSIDIARY," whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person shall be deemed to be an Unrestricted Subsidiary. In addition, the Company may at any time terminate the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary shall be a Restricted Subsidiary.

                  Notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary or from an Unrestricted Subsidiary to a Restricted Subsidiary will be effective, and no Person may otherwise become a Restricted Subsidiary, if:

                           (i) in the case of any change in status of a Restricted Subsidiary to an Unrestricted Subsidiary, the Restricted Payment resulting from such change, would violate the provisions of clause (3) of the first paragraph of subsection 12(e) of this Section 1.01 of this Twelfth Supplemental Indenture; or

                           (ii) such change or other event would otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default.

                  In addition and notwithstanding the foregoing, no Restricted Subsidiary of the Company may become an Unrestricted Subsidiary, and the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated (whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary) at any time when:

                           (i) such Subsidiary (A) has outstanding Debt that is Unpermitted Debt (as defined below), or (B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, the Company or any of its Restricted Subsidiaries; or

                           (ii)     the Company or any other Restricted
                  Subsidiary (A) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt), or (B) is directly or indirectly liable on any Debt of such Subsidiary. Any termination of the status of an

                  Unrestricted Subsidiary as an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to result in a breach of this covenant in any circumstance in which the Company would not be permitted to change the status of such Unrestricted Subsidiary to the status of a Restricted Subsidiary pursuant to the preceding paragraph.

                  "UNPERMITTED DEBT" means any Debt of a Subsidiary of the Company if: (x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced) or any right that the Holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the Holders of any Debt of the Company or any other Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against the Company or any such other Restricted Subsidiary, or (y) such Debt is secured by a Lien on any property or other assets of the Company and any of its other Restricted Subsidiaries.

                  Each Person that is or becomes a Subsidiary of the Company shall be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of the Company that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly-Owned Subsidiary of the Company shall be deemed to be a Wholly-Owned Restricted Subsidiary at all times when it is a Wholly-Owned Subsidiary of the Company that is not an Unrestricted Subsidiary.

         (13)       Mergers, Consolidations and Certain Sales of Assets.
Section 7.1 of the Indenture is hereby superseded by the following in respect of the Notes:

         "The Company (i) shall not consolidate with or merge into any Person;
(ii) shall not permit any Person other than a Restricted Subsidiary to consolidate with or merge into the Company; and (iii) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis; unless, in each case of (i), (ii) and (iii) above:

                  (1) immediately before and after giving effect to such transaction (or series) and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction (or series) as having been incurred by the Company of such Subsidiary at the time of the transaction (or series), no Event of Default, or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, shall have occurred and be continuing;

                  (2) in a transaction (or series) in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all the Company's obligations under this Twelfth Supplemental Indenture;

                  (3) if such transaction (or series) occurs prior to the occurrence of a Rating Event Date, either (x) the Company or the successor entity would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under subsection 12(d) of this Section 1.01, or (y) the Consolidated EBITDA Coverage Ratio of the Company or the successor entity for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the Indenture described in this paragraph and that occurred after the date that is twelve months before the date of such transaction (or series);

                  (4) if, as a result of any such transaction, property or assets of the Company or any Restricted Subsidiary of the Company would become subject to a Lien prohibited by subsection 12(g) of this Section 1.01, the Company or the successor entity shall have secured the Notes as required by such covenant; and

                  (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in the Indenture.

                The Company shall deliver to the Trustee prior to the proposed consolidation, merger, sale, transfer, lease or other disposition an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed consolidation, merger, sale, transfer, lease or other disposition and such supplemental indenture comply with the Indenture and that all conditions precedent to the consummation of such transaction under this Section 7.1 have been met."

         (14)       Security.

         The Security Agreements shall secure the due and punctual payment of the principal of and interest and Special Interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Special Interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Twelfth Supplemental Indenture and the Notes, according to the terms hereunder or thereunder. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms. The Company shall deliver to the Trustee copies of all documents delivered to the collateral trustee pursuant to the Security Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreements, to assure and confirm to the Trustee and the collateral trustee the security interest in the Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Twelfth Supplemental Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Agreements to create and maintain, as security for the obligations of the Company under this Twelfth Supplemental Indenture and the Notes, a valid and enforceable perfected first priority Lien in and on all the Collateral in favor of the collateral trustee for the benefit of the Holders of Notes.

                  (a) Opinions and Certificates.

                           (i) The Company shall furnish to the Trustee all opinions and certificates delivered by the Company in connection with the Security Agreements and such opinions and certificates shall be for the benefit of the Trustee and the Holders of the Notes.

                           (ii) The Company shall otherwise comply with the provisions of TIA Section 314(b).

                  (b) Release of Collateral.

                           (i)      Subject to this subsection 14(b) of this
         Section 1.01 of this Twelfth Supplemental Indenture, the Collateral may be released from the Lien and security interest created by the Security Agreements at any time or from time to time in accordance with the provisions of the Security Agreements. The collateral trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Twelfth Supplemental Indenture or the Security Agreements.

                           (ii) The release of any Collateral from the terms of this Twelfth Supplemental Indenture and the Security Agreements shall not be deemed to impair the security under this Twelfth Supplemental Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Agreements. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Agreements, to be complied with. The Company shall furnish to the Trustee and the collateral trustee, prior to each proposed release of Collateral pursuant to the Security Agreements, (i) all documents required by TIA
         Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

                           (iii)    Any certificate or opinion required by TIA
         Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the collateral trustee in the exercise of reasonable care.

                           (iv) In the event that the Company wishes to obtain a release of any Collateral in accordance with the Security Agreements and has delivered the certificates and documents required by the Security Agreements and this subsection 14(b) of this Section 1.01 of this Twelfth Supplemental Indenture, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.03(b), shall deliver a certificate to the collateral trustee setting forth such determination. The Trustee may, to the extent permitted by the Indenture, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                  (c) Authorization of Actions to Be Taken by the Trustee Under the Security Agreements. Subject to the provisions of the Indenture, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, instruct, on behalf of the Holders of Notes, the collateral trustee to take all actions it deems necessary or appropriate in order to (a) enforce the rights of the Trustee and the Holders of Notes under any of the terms of the Security Agreements and (b) collect and receive any and all amounts payable in respect of the obligations of the Company under this Twelfth Supplemental Indenture and the Notes, provided, that in no event shall the collateral trustee be required to take any actions that violate the terms of the Security Agreements or the Credit Facility. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders of Notes in the Collateral.

                  (d) Authorization of Receipt of Funds by the Trustee Under the Security Agreements. The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Twelfth Supplemental Indenture.

                  (e) Termination of Security Interest. Upon (1) the full and final payment and performance of all obligations of the Company under this Twelfth Supplemental Indenture and the Notes; (2) the release of the Lien on the Collateral securing the BFI Notes, the Allied NA Senior Notes and all other indebtedness of Allied and its Restricted Subsidiaries (other than under the Credit Facility); or (3) the sale of any such Collateral in accordance with the applicable provisions of this Twelfth Supplemental Indenture, the Trustee shall, at the request of the Company, deliver a certificate to the collateral trustee instructing the collateral trustee to release the Liens (or in the case of clause (3), the Liens on such Collateral) pursuant to this Twelfth Supplemental Indenture and the Security Agreements.

                  (f) No Amendments to the Security Agreements. The Company shall not amend, waive or modify any provisions of the Security Agreements if such amendment, waiver or modification could reasonably be expected to adversely impact the Holder of Notes without the consent of a majority of Holder of Notes.

                  (g) Maintenance. The Company shall maintain as security for the obligations of the Company under this Twelfth Supplement Indenture and the Notes, an equal and ratable sharing of the perfected security interest held by the collateral trustee under the uniform commercial code as in effect in the State of New York pursuant to the Security Agreements in the Collateral.

         (15) Events of Default. In addition to the Events of Default set forth in Section 5.1 of the Indenture, the Notes shall include the following additional Event of Default designated as clause (j) of such Section, which shall be deemed an Event of Default under Section 5.1 of the Indenture:

                  "(j)     failure to perform or comply with the provisions of
         Section 7.1 of the Indenture (as superseded by subsection 13 of Section
         1.01 hereof) or the provisions of subsection 12(a) or subsection 12(b) of Section 1.01 of this Twelfth Supplemental Indenture."

                  (b) In addition, Section 5.1 of the Indenture is further supplemented by adding the following paragraph thereto:

         "If an Event of Default occurs at any time by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Article 11 of the Indenture and subsection 5 of this Section 1.01 of this Twelfth Supplemental Indenture, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or in the Notes to the contrary notwithstanding."

         (16) Section 8.1 of the Indenture is hereby supplemented by adding the following as subsection (m) thereof in respect of the Notes:

                  (m) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Twelfth Supplemental Indenture as of the date hereof;

         (17) Section 15.4 of the Indenture is hereby supplemented to include the following as clause (d) of such Section in respect of the Notes:

         "(d)     In the event that any Subsidiary Guarantor ceases to be a
guarantor under, or to pledge any of its assets to secure obligations under, the Credit Facility, such Guarantor shall be released from all of its obligations under its Senior Guarantee endorsed on the Securities and under this Article 15."

         (18)       The Notes shall not be issuable as Bearer Securities.

         (19) Interest on any Note shall be payable only to the Person in whose name that Note (or one or more predecessor Notes thereof) is registered at the close of business on the Regular Record Date for such interest.

         (20)       Article 4 of the Indenture shall be applicable to the Notes.

         (21) The Notes shall not be issuable in definitive form except under the circumstances described in Section 2.1 of the Indenture.

         (22) For all purposes, the Series A Notes and the Series B Notes shall be treated as one series of Securities under this Twelfth Supplemental Indenture.

         Section 1.02 FORMS.

         (1) Attached hereto as Exhibit A is a true and correct copy of the Form of Note representing the Company's Notes.

         (2) Attached hereto as Exhibit B is a true and correct copy of a specimen certificate of transfer.

         (3) Attached hereto as Exhibit C is a true and correct copy of a specimen certificate of exchange.

         (4) Attached hereto as Exhibit D is a true and correct copy of a specimen certificate from acquiring institutional accredited investor.

         (5) The form of Senior Guarantee shall be as set forth in Section 2.3 of the Indenture.

                                   ARTICLE II.
                              TRANSFER AND EXCHANGE

         Section 2.01 GENERAL.

         Sections 2.4, 3.2 and 3.3 of the Indenture are hereby modified and superseded as follows:

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Twelfth Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Twelfth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Twelfth Supplemental Indenture, the provisions of this Twelfth Supplemental Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.02 of this Twelfth Supplemental Indenture.

         Section 2.02 REGISTRATION, TRANSFER AND EXCHANGE.

         Section 3.5 of the Indenture is hereby modified and superseded in its entirety as follows in respect of the Notes:

         (a) Transfers of Interests in Global Notes for Definitive Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or
(iii) there shall have occurred and be continuing a Default or an Event of Default under the Indenture with respect to the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Participants and Indirect Participants and the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.6 and 3.4 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.02 or Section 3.6 or 3.4 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.02(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.02(b) or (c) of this Twelfth Supplemental Indenture.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Twelfth Supplemental Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Twelfth Supplemental Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or
(ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser.) Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.02(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.02(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.02(f) of this Twelfth Supplemental Indenture, the requirements of this Section 2.02(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Twelfth Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.02(h) of this Twelfth Supplemental Indenture.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.02(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.02(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2)      if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Twelfth Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)      Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(h) of this Twelfth Supplemental Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.02(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.02(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2)      if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Twelfth Supplemental Indenture herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.02(b)(ii) of this Twelfth Supplemental Indenture, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(h) of this Twelfth Supplemental Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.02(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.02(c)(iii) shall not bear the Private Placement Legend.

         (d)      Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such Definitive
                           Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2)      if the Holder of such Definitive
                           Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Twelfth Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.02(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.02(e), the

Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.02(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2)      if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Twelfth Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in an Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Twelfth Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Twelfth Supplemental Indenture.

                  (i)      Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                           "THIS NOTE (OR ITS PREDECESSORS) WAS ORIGINALLY
                  ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE

                  EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                           THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE
                  COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                           (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs
                  (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii),
                  (e)(iii) or (f) to this Section 2.02 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                           "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS
                  DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.9 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.9 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive

Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i)      General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.4, 8.6 and 11.7 of the Indenture and subsections 12(a) and 12(b) of Section 1.01 of this Twelfth Supplemental Indenture).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits of the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 11.3 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.3 of the Indenture.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.02 to effect a registration of transfer or exchange may be submitted by facsimile.

                                  ARTICLE III.
                                  DEFINITIONS

         Section 3.01 ADDITIONAL DEFINITIONS.

         In addition to the definitions set forth in Article I of the Indenture, the Notes shall include the following additional definitions, which, in the event of a conflict with the definition of terms in the Indenture, shall control:

                  "144A GLOBAL NOTE" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "ACQUIRED BUSINESS" means (a) any Person at least a majority of the capital stock or other ownership interests of which is acquired after the date hereof by the Company or a Subsidiary of the Company and
         (b) any assets constituting a discrete business or operating unit acquired on or after the date hereof by the Company or a Subsidiary of the Company.

                  "ADDITIONAL NOTES" means the aggregate principal amount of Notes (other than the Initial Notes) issued under the Indenture, as supplemented by this Twelfth Supplemental Indenture, in accordance with
         Section 3.3 of the Indenture and subsection 12(d) of Section 1.01 of this Twelfth Supplemental Indenture, as part of the same series as the Initial Notes.

                  "ALLIED NA SENIOR NOTES " means the 7-5/8% and 7-7/8% Senior Notes issued December 23, 1998, the 8-7/8% Senior Notes issued January 30, 2001, the 8-1/2% Senior Notes issued in November 2001, the 9-1/4 Senior Notes issued in November 2002, the 7-7/8% Senior Notes issued in April 2003, the 6-1/2% Senior Notes issued in November 2003 and the 6-1/8 Senior Notes issued in January 2004 by the Company.

                  "ALLIED NA WASTE GROUP" means, collectively, the Company, Allied and their respective Subsidiaries, and a member of the Allied NA Waste Group means the Company, Allied and each of their respective Subsidiaries.

                  "APOLLO" means Apollo Management IV, L.P. or its Permitted Transferees (exclusive of the Allied NA Waste Group).

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "ASSET DISPOSITION" by any Person that is the Company or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by the Company or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Restricted Subsidiary of such Person), of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary or (ii) the property or assets of such Person or any Restricted Subsidiary representing a division or line or business or (iii) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business, but excluding in each case in clauses (i), (ii) and (iii), (x) a disposition by a Subsidiary of such Person to such Person or a Restricted Subsidiary or by such Person to a Restricted Subsidiary, (y) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions of Article 7 of the Indenture (as superseded by subsection 13 of Section 1.01 hereof) of the Company and (z) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions of subsection 12(e) of Section 1.01 of this Twelfth Supplemental Indenture.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BFI " means Browning-Ferris Industries, Inc.

                  "BFI NOTES" means the 6.1% and 6.375% Senior Notes issued January 1996, the 7.875% Senior Notes issued March 1995, the 7.4% Debentures issued September 1995, and the 9.25% Debentures issued May 1991 by BFI.

                  "BLACKSTONE" means the collective reference to (i) Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership, and Blackstone Family Investment Partnership II L.P., a Cayman Islands limited partnership (each of the foregoing, a "Blackstone Fund") and (ii) each Affiliate of any Blackstone Fund that is not an operating company or Controlled by an operating company and each general partner of any Blackstone Fund or any Blackstone Affiliate who is a partner or employee of the Blackstone Group L.P.

                  "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

                  "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with generally accepted accounting principles.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

                  "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year,
         (iii) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million, (iv) demand deposits made in the ordinary course of business and consistent with the Company's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, (v) insured deposits issued by commercial banks of the type described in clause (iv) above, (vi) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of clauses (i) through (iii) above,
         (vii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in clause (iii) above and (viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Services, Inc., and in each case maturing within 360 days.

                  "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior to the payment of dividends or as of the distribution of assets upon any voluntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "COMPARABLE TREASURY ISSUE" means, with respect to the Notes, on any date the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Notes on such date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of the Notes on such date. "Independent Investment Banker" means Citigroup Global Markets Inc., or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

                  "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date for any issue of Notes,

                  (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

                  (ii) if such release (or any successor release) is not published or does not contain such prices on such business day:

                      (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

                      (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "CONSOLIDATED EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period; plus (iv) the aggregate amount of letter of credit fees accrued during such period; plus (v) all non-cash non-recurring charges during such period, including charges for costs related to acquisitions (it being understood that (x) non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities and (y) charges shall be deemed non-cash charges until the period during which cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; provided that, for purposes of this clause (y), the Company shall be required to monitor the actual cash disbursements only for those non-cash charges that exceed $1 million individually or that exceed $10 million in the aggregate in any fiscal year); plus (vi) all cash charges attributable to the execution, delivery and performance of the Indenture or the Credit Facility, plus (vii) all non-recurring cash charges related to acquisitions and financings (including amendments thereto); and minus all non-cash non-recurring gains during such period (to the extent included in determining net operating income from such period); provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing only
         (x) to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and (y) only to the extent that the amount specified in clause (x) is not subject to restrictions that prevent the payment of dividends or the making of distributions of such Person.

                  "CONSOLIDATED EBITDA COVERAGE RATIO" of any Person means for any period the ratio of (i) Consolidated EBITDA of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause
         (ii)(A), minus (C) Consolidated Interest Expense of such Person with respect to any Debt that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within clause (ii)(A); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, and provided further, that, in the event such Person or any of its Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including any other acquisitions of any other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period. In determining the pro forma adjustments to Consolidated EBITDA to be made with respect to any Acquired Business for periods prior to the acquisition date thereof, actions taken by the Company and its Restricted Subsidiaries prior to the first anniversary of the related acquisition date that result in cost savings with respect to such Acquired Business shall be deemed to have been taken on the first day of the period for which Consolidated EBITDA is being determined (with the intent that such cost savings be effectively annualized by extrapolation from the demonstrated cost savings since the related acquisition date).

                  "CONSOLIDATED INCOME TAX EXPENSE" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

                  "CONSOLIDATED INTEREST EXPENSE" of any Person means for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Debt discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) the net amount due and payable (or minus the net amount receivable), with respect to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement; (v) any Preferred Stock dividends declared and paid or payable in cash; and (v) any interest capitalized in accordance with generally accepted accounting principles.

                  "CONSOLIDATED NET INCOME" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) for purposes solely of calculating Consolidated Net Income for purposes of clause (3)(a) of the first paragraph of subsection 12(e) of Section 1.01 of this Twelfth Supplemental Indenture the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, to the extent such net income was distributed to shareholders of such Person or used to purchase equity securities of such Person prior to the date of such transaction, (b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries, (e) any net income (or loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary, (f) all extraordinary gains and extraordinary losses that involve a present or future cash payment, (g) all non-cash non-recurring charges during such period, including charges for acquisition related costs (it being understood that (A) non-cash non-recurring charges shall not include accruals for closure and post closure liabilities and (B) charges, other than charges for the accruals referred to in (A) above, shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges) and
         (h) the tax effect of any of the items described in clauses (a) through
         (g) above.

                  "CONSOLIDATED SUBSIDIARIES" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary of such Person was an Unrestricted Subsidiary, "Consolidated Subsidiaries" shall exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

                  "CONSOLIDATED TOTAL ASSETS" of any Person at any date means the consolidated total assets of such Person and its Restricted Subsidiaries at such date as determined on a consolidated basis in accordance with generally accepted accounting principles.

                  "CONTINUING DIRECTORS" means, as of any date of determination with respect to any Person, any member of the Board of Directors of such Person who:

                           (1) was a member of such Board of Directors on the Issue Date; or

                           (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "CREDIT FACILITY" means the Credit Agreement, dated July 21, 1999, as amended and restated as of August 20, 2003, and as further amended and restated as of November 20, 2003, among the Company, Allied, certain lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, and Citicorp North America, Inc., as Syndication Agent, as amended, or any bank credit agreement that replaces, amends, supplements, restates or renews such Credit Facility.

                  "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 of this Twelfth Supplemental Indenture, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in
         Section 3.1(b) of the Indenture as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Twelfth Supplemental Indenture.

                  "DESIGNATED NONCASH CONSIDERATION" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

                  "EXCEPTED DISPOSITION" means a transfer, conveyance, sale, lease or other disposition by the Company or any Restricted Subsidiary of any asset of the Company or any Restricted Subsidiary the fair market value of which itself does not exceed 2.5% of Consolidated Total Assets of the Company and which in the aggregate with all other assets disposed of in Excepted Dispositions in any fiscal year does not exceed 5% of Consolidated Total Assets of the Company.

                  "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.02(f) of this Twelfth Supplemental Indenture.

                  "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.02(g)(ii), which is required to be placed on all Global Notes issued under this Twelfth Supplemental Indenture.

                  "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with
         Section 2.01, 2.02(b)(iv), 2.02(d)(ii) or 2.02(f) of this Twelfth Supplemental Indenture.

                  "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "GUARANTEED," "GUARANTEEING" and "GUARANTOR" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements for such Person for collection or deposit, in either case, in the ordinary course of business.

                  "HOLDER" means a Person in whose name a Note is registered.

                  "IAI GLOBAL NOTE" means a Global Note bearing the Private Placement Legend and held by an Institutional Accredited Investor.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "INITIAL NOTES" means the first $400.0 million aggregate principal amount of Notes issued under this Twelfth Supplemental Indenture on the date hereof.

                  "INITIAL PURCHASERS" means, with respect to the Notes, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Credit Suisse First Boston LLC,

         Deutsche Bank Securities Inc., Banc One Capital Markets Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc. and Scotia Capital (USA) Inc.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or
         (7) under the Securities Act, who are not also QIBs.

                  "INTERCOMPANY AGREEMENTS" means the Management Agreements between Allied and the Company dated November 15, 1996.

                  "INTEREST RATE OR CURRENCY PROTECTION AGREEMENT" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

                  "INVESTMENT" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other Debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guarantee or (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

                  "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person that is the Company or any Restricted Subsidiary means cash or readily marketable cash equivalent received (including by way of sale or discounting of a note, installment receivable, or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Debt or such

         Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) amounts provided as a reserve by such Person or its Restricted Subsidiaries, in accordance with generally accepted accounting principles, against liabilities under any indemnification obligations to the buyer in such Asset Disposition (except to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds) and (iv) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person.

                  "NOTES" has the meaning assigned to it in the preamble to this Twelfth Supplemental Indenture Supplement. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, as modified, supplemented and superseded by this Twelfth Supplemental Indenture.

                  "OFFER DOCUMENT" has the meaning specified in the definition of "Offer to Purchase."

                  "OFFER EXPIRATION DATE" has the meaning specified in the definition of "Offer to Purchase."

                  "OFFER TO PURCHASE" means an offer, set forth in the Offer Document sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer Document, to purchase up to the principal amount of Notes specified in such Offer Document at the purchase price (the "PURCHASE PRICE") specified in such Offer Document (as determined pursuant to this Twelfth Supplemental Indenture). Unless otherwise required by applicable law, the Offer Document shall specify the Offer Expiration Date of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document and the Purchase Date for the purchase of Notes within five Business Days after the Offer Expiration Date. The Offer Document shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer Document shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum shall include or include or incorporate by reference (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" required to be filed with the Trustee pursuant to subsection 12(i) of Section 1.01 of this Twelfth Supplemental Indenture (which requirements may be satisfied by delivery of such documents together with the Offer to Purchase), and (ii) any other information required by applicable law to be included therein. The Offer Document shall contain all instructions and materials necessary to enable such Holder to tender Securities pursuant to the Offer to Purchase. The Offer Document shall also state:

                  (1) the Section of this Twelfth Supplemental Indenture pursuant to which the Offer to Purchase is being made;

                  (2)      the Offer Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined as required by this Twelfth Supplemental Indenture) (the "PURCHASE AMOUNT");

                  (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Twelfth Supplemental Indenture);

                  (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase shall continue to accrue;

                  (8) that on the Purchase Date the purchase price shall become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase shall be required to surrender such Note at the place or places specified in the Offer Document prior to the close of business on the Offer Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorize in writing and bearing appropriate signature guarantees);

                  (10) that Holders shall be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deem appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate amount equal to and in exchange for the unpurchased portion of the Security so tendered.

         Any Offer to Purchase shall be governed by and effected in accordance with the Offer Document for such Offer to Purchase.

                  "OFFICERS' CERTIFICATE" means a certificate that meets the requirements listed under the definition of Opinion of Counsel signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

                  "OPINION OF COUNSEL" means a certificate or opinion with respect to compliance with a condition or covenant provided in this Twelfth Supplemental Indenture from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee, that complies with the provisions of TIA Section 314(e) and includes: (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  "PARI PASSU" when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

                  "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "PERMITTED ALLIED SUCCESSOR" means (i) an issuer, other than Allied, of Voting Securities issued to the shareholders of Allied in a merger, consolidation or other transaction permitted by clause (i)(c) of the definition of Change of Control, (ii) Apollo and (iii) Blackstone.

                  "PERMITTED INTEREST RATE OR CURRENCY PROTECTION AGREEMENT" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

                  "PERMITTED INVESTMENT" means (i) Investments in the Company or any Person that is, or as a consequence of such investment becomes, a Restricted Subsidiary, (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year, (iii) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million, (iv) demand deposits made in the ordinary course of business and consistent with the Company's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, (v) insured deposits issued by commercial banks of the type described in clause (iv) above, (vi) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of clauses (i) through (iii) above, (vii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in clause (iii) above, (viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Services, Inc., and in each case maturing within 360 days, (ix) receivables owing to the Company or a Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and extensions of trade credit in the ordinary course of business, (x) any Investment consisting of loans and advances to employees of the Company or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business, (xi) any Investment consisting of loans and advances by the Company or any Restricted Subsidiary to employees, officers and directors of the Company or Allied, in connection with management incentive plans not to exceed $25 million at any time outstanding; provided, however, that to the extent the proceeds thereof are used to purchase Capital Stock (other than Redeemable Interests) of (A) the Company from the Company or (B) Allied from Allied if Allied uses the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of the Company, such limitation on the amount of such Investments at any time outstanding shall not apply with respect to such Investments, (xii) any Investment consisting of a Permitted Interest Rate or Currency Protection Agreement, (xiii) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (xiv) any Investment that constitutes part of the consideration from any Asset Disposition made pursuant to, and in compliance with, subsection 12(a) of Section 1.01 of this Twelfth Supplemental Indenture, (xv) Investments the payment for which consists exclusively of Capital Stock (exclusive of Redeemable Interests) of the Company, and (xvi) other Investments in an aggregate amount not to exceed 15% of the Consolidated Total Assets of the Company outstanding at any time.

                  "PERMITTED LIENS" means (i) Liens securing indebtedness under the Credit Facility that was permitted by the terms of the Indenture to be incurred; (ii) Liens incurred after the date of this Twelfth Supplemental Indenture securing Debt of the Company that ranks pari passu in right of payment to the Notes, so long as the Notes are secured equally and ratably with such Debt for so long as such Debt is secured; (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens on property of, or shares of Stock or evidences of Debt of, a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition; (vi) Liens existing on the date of this Twelfth Supplemental Indenture;
         (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens securing Permitted Refinancing Debt where the Liens securing the Permitted Refinancing Debt were permitted under the Indenture; (ix) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings; (x) pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers' compensation, unemployment insurance and other social security legislation; (xi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary; (xii) any attachment or judgment Lien that does not constitute an Event of Default; (xiii) Liens in favor of the Trustee for its own benefit and for the benefit of the Holders; (xiv) any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation; (xv) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition; (xvi) Liens in favor of prior holders of leases on property acquired by the Company or of sublessors under leases on the Company property; (xvii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xviii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of this Twelfth Supplemental Indenture; provided that (a) any such Lien is created solely for the purpose of securing Debt incurred, in accordance with subsection 12(d) of Section 1.01 of this Twelfth Supplemental Indenture (1) to finance the cost (including the cost of improvement or construction) of the item, property or assets subject thereto and such Lien is created prior to, at the time of or within three months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Debt previously so secured, (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or asset other than such item of property or assets and any improvements on such item; (xix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (xx) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xxi) Liens on property of, or on shares of stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xxii) Liens encumbering deposits securing Debt under Permitted Interest Rate Currency or Commodity Price Agreements; (xxiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries; (xxiv) any renewal of or substitution of any Liens permitted by any of the preceding clauses, provided that the Debt secured is not increased (other than by the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of Debt) and the Liens are not extended to any additional assets (other than proceeds and accessions);
         (xxv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $50 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (xxvi) Liens on assets of Unrestricted Subsidiaries that secure non-recourse Debt of Unrestricted Subsidiaries. This definition does not authorize the incurrence of any Debt not otherwise permitted by subsection 12(d) of Section 1.01 of this Twelfth Supplemental Indenture.

                  "PERMITTED TRANSFEREE" means, with respect to any Person: (a) any Affiliate of such Person; (b) any investment manager, investment advisor, or constituent general partner of such Person; or (c) any investment fund, investment account, or investment entity that is organized by such Person or its Affiliates and whose investment manager, investment advisor, or constituent general partner is such Person or a Permitted Transferee of such Person.

                  "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
         Section 2.02(g)(i) to be placed on all Notes issued under this Twelfth Supplemental Indenture except where otherwise permitted by the provisions of this Twelfth Supplemental Indenture.

                  "PUBLIC OFFERING" means any underwritten public offering of Capital Stock pursuant to a registration statement filed under the Securities Act.

                  "PURCHASE DATE" means a settlement for the purchase of Notes within five Business Days after the Offer Expiration Date.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "REFERENCE TREASURY DEALER", means Citigroup Global Markets Inc. and its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement for the Notes, dated the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL NOTE" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "RELATED BUSINESS" means a business substantially similar to the business engaged in by the Company and its Subsidiaries on the date of this Twelfth Supplemental Indenture.

                  "RELATED PERSON" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

                  "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

                  "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

                  "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

                  "RULE 144" means Rule 144 promulgated under the Securities
         Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
         Act.

                  "RULE 904" means Rule 904 promulgated the Securities Act.

                  "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "SPECIAL INTEREST" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "SPECIAL PURPOSE SUBSIDIARIES" means Saguaro National Insurance Company, a Vermont corporation, Global Indemnity Assurance, a Vermont corporation and a Subsidiary of BFI, Commercial Reassurance Limited, a corporation organized under the laws of the Republic of Ireland and a Subsidiary of BFI, and Allied Receivables Funding Incorporated, a Delaware corporation.

                  "SUBORDINATED NOTES" means the 10% Senior Subordinated Notes due 2009, issued in July 1999 by the Company.

                  "TREASURY YIELD" means with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "UNRESTRICTED SUBSIDIARY" means (i) at any date, a Subsidiary of the Company that is an Unrestricted Subsidiary in accordance with the provisions of subsection 12(j) of Section 1.01 hereof, and (ii) for any period, a Subsidiary of the Company that for any portion of such period is an Unrestricted Subsidiary in accordance with the provisions of subsection 12(j) of Section 1.01 hereof, provided that such term shall mean such Subsidiary only for such portion of such period.

                  "VOTING STOCK" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                                   ARTICLE IV.
                                  MISCELLANEOUS

         Section 4.01 DEFINITIONS.

         Capitalized terms used but not defined in this Twelfth Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

         Section 4.02 CONFIRMATION OF INDENTURE.

         The Indenture, as modified, supplemented and superseded by this Twelfth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Twelfth Supplemental Indenture shall be read, taken and construed as one and the same instrument. (References herein to the Indenture shall be deemed to be to the Indenture, as modified, supplemented and superseded by this Twelfth Supplemental Indenture).

         Section 4.03 CONCERNING THE TRUSTEE.

         The Trustee assumes no duties, responsibilities or liabilities by reason of this Twelfth Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

         Section 4.04 GOVERNING LAW.

         This Twelfth Supplemental Indenture, the Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions thereof relating to conflicts of law.

         Section 4.05 SEPARABILITY.

         In case any provision in this Twelfth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 4.06 COUNTERPARTS.

         This Twelfth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    ALLIED WASTE NORTH AMERICA, INC.

                                    By:_________________________________________
                                       Name:  Steven M. Helm
                                       Title: Vice President

                                    ALLIED WASTE INDUSTRIES, INC.

                                    for purposes of Article 15 of the Indenture and as Guarantor of the Securities and as Guarantor of the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees

                                    By:_________________________________________
                                       Name:  Steven M. Helm
                                       Title: Senior Vice President, General
                                              Counsel & Corporate Secretary

                                    Each of the Subsidiary Guarantors Listed on
                                    Schedule A hereto, as Guarantor of the
                                    Securities

                                    By :________________________________________
                                        Name:  Steven M. Helm
                                        Title: Vice President

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:_________________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                                 [Face of Note]

                                                         CUSIP/CINS ____________

                      5-3/4% SERIES A SENIOR NOTES DUE 2011

No. ______                                                         $____________

                        ALLIED WASTE NORTH AMERICA, INC.

promises to pay to Cede & Co.,

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on February 15, 2011.

Interest Payment Dates: February 15 and August 15, commencing August 15, 2004

Record Dates: February 1 and August 1

Dated:

                                                ALLIED WASTE NORTH AMERICA, INC.

                                                By:_____________________________
                                                   Name:
                                                   Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:________________________________________
           Authorized Signatory

                                                                       EXHIBIT A

                                 [Back of Note]

                          5-3/4% SENIOR NOTES DUE 2011

         [Insert the Global Note Legend, if applicable pursuant, to the provisions of the Indenture]

         [Insert the Private Placement Legend, if applicable, pursuant to the provision of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Allied Waste North America, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 5-3/4% per annum from the date hereof until maturity and shall pay the Special Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Special Interest semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360 day year of twelve 30 day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.7(b) of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Special Interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                                                                       EXHIBIT A

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 23, 1998, as amended by the Twelfth Supplemental Indenture dated as of January 27, 2004 (together, the "INDENTURE"), each among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5.       OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraph (b) and (c) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to the final maturity of such Notes.

                  (b) The Notes will be subject to redemption, from time to time and at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

                  (c) At any time, or from time to time, prior to February 15, 2007, up to 33-1/3% in aggregate principal amount of the Notes originally issued under the Indenture shall be redeemable, at the option of the Company, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a Redemption Price equal to 105.750% of the principal amount thereof, together with accrued but unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER. The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed no less than 30 days but no more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                                                                       EXHIBIT A

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an Offer to Purchase) or otherwise, (iii) failure by the Company to comply with subsections 12(a) or 12(b) of Section 1.01 of the Indenture or Article 7 of the Indenture (as superseded by subsection 13 of Section 1.01 of the Twelfth Supplemental Indenture); (iv) failure by the Company for 60 days after notice to the Company or the Holders of at least 10% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture and the Notes; (v) default under certain other agreements relating to Debt of the Company which default results in the acceleration of such Debt prior to its express maturity;
(vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries. If any Event of Default (other than an Event of Default of the type described in clause (vii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes of such issue may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the

                                                                       EXHIBIT A

Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement relating to the Notes dated as of January 27, 2004, among the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

ALLIED WASTE NORTH AMERICA, INC.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, AZ  85260
Attention: Treasurer

                                                                       EXHIBIT A

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:___________________________

                                Your Signature: ________________________________
                                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee: _________________

                                                                       EXHIBIT A

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to subsection 12(a) or 12(b) of Section 1.01 of the Twelfth Supplemental Indenture, check the appropriate box below:

                 [ ] Subsection 12(a)     [ ] Subsection 12(b)

         If you want to elect to have only part of the Note purchased by the Company pursuant to subsection 12(a) or Section 12(b) of Section 1.01 of the Twelfth Supplemental Indenture, state the amount you elect to have purchased:

                                 $______________

Date: _________________________

                               Your Signature:__________________________________
                               (Sign exactly as your name appears on the face of this Note)

                                    Tax Identification No.:_____________________

Signature Guarantee: ___________________

                                                                       EXHIBIT A

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                     Principal Amount of
                                                                       this Global Note         Signature of
                       Amount of decrease    Amount of increase in      following such       authorized officer
                       in Principal Amount    Principal Amount of        decrease (or        of Trustee or Note
Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
----------------       -------------------   ---------------------   -------------------     ------------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Allied Waste North America, Inc.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, Arizona  85260

U.S. Bank National Association
180 East 5th Street
St. Paul, MN 55101

         Re: 5-3/4% Senior Notes due 2011

         Reference is hereby made to the Indenture, dated as of December 23, 1998, as amended by that Twelfth Supplemental Indenture, dated as of January 27, 2004 (collectively, the "INDENTURE"), between Allied Waste North America, Inc., as issuer (the "COMPANY"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted

                                                                       EXHIBIT B

Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of

                                                                       EXHIBIT B

the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b)      [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S.
(i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c)      [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ____________________________________
                                                [Insert Name of Transferor]

                                            By:_________________________________
                                               Name:
                                               Title:

Dated:______________________________

                                                                       EXHIBIT B

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      [ ] a beneficial interest in the:

                  (i)      [ ] 144A Global Note (CUSIP __________), or

                  (ii)     [ ] Regulation S Global Note (CUSIP __________), or

                  (iii)    [ ] IAI Global Note (CUSIP ________); or

         (b)      [ ] a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      [ ] a beneficial interest in the:

                  (i)      [ ] 144A Global Note (CUSIP ______), or

                  (ii)     [ ] Regulation S Global Note (CUSIP ______), or

                  (iii)    [ ] IAI Global Note (CUSIP ______); or

                  (iv)     [ ] Unrestricted Global Note (CUSIP ______); or

         (b)      [ ] a Restricted Definitive Note; or

         (c)      [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Allied Waste North America, Inc.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, Arizona  85260

U.S. Bank National Association
180 East 5th Street
St. Paul, MN 55101

         Re: 5-3/4% Senior Notes due 2011

                                (CUSIP _________)

         Reference is hereby made to the Indenture, dated as of December 23, 1998, as amended by that Twelfth Supplemental Indenture, dated as of January 27, 2004 (collectively, the "INDENTURE"), between Allied Waste North America, Inc., as issuer (the "COMPANY"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ]CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the

                                                                       EXHIBIT C

beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                                                                       EXHIBIT C

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             ___________________________________
                                                [Insert Name of Transferor]

                                             By:________________________________
                                                Name:
                                                Title:

Dated:______________________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Allied Waste North America, Inc.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, Arizona  85260

U.S. Bank National Association
180 East 5th Street
St. Paul, MN 55101

         Re: 5-3/4% Senior Notes due 2011

         Reference is hereby made to the Indenture, dated as of December 23, 1998, as amended by that Twelfth Supplemental Indenture, dated as of January 27, 2004 (collectively, the "INDENTURE"), between Allied Waste North America, Inc., as issuer (the "COMPANY"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a)      [ ] a beneficial interest in a Global Note, or

                  (b)      [ ] a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Company such certifications, legal opinions and other

                                                                       EXHIBIT D

information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    ____________________________________________
                                        [Insert Name of Accredited Investor]

                                    By:_________________________________________
                                       Name:
                                       Title:

Dated:_______________________

                                      D-2